                                                                   EXHIBIT 10.12

                              EMPLOYMENT AGREEMENT

         This EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of September 13, 2001, by and between AHS Management Company, Inc., a Delaware corporation ("the Company"), and Vernon S. Westrich, an individual ("Employee").

                              W I T N E S S E T H:

         WHEREAS, the Company desires to enter into this Agreement with Employee and to provide him with the benefits set forth herein in recognition of the valuable services he will render to the Company, and for the purposes evidenced herein;

         WHEREAS, Employee is ready and willing to render the services provided for, and on the terms and conditions set forth herein, and he is willing to refrain from activities competitive with the business of the Company during the term of this Agreement on the terms and conditions set forth herein;

         WHEREAS, in serving as an employee of the Company, Employee will participate in the use and development of confidential proprietary information about the Company, its customers and suppliers, and the methods used by the Company and its employees in competition with other companies, as to which the Company desires to protect fully its rights;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

         1. Employment. The Company hereby employs Employee and Employee accepts such employment with the Company, subject to the terms and conditions set forth herein. Employee shall be employed as President, Behavioral Group shall perform all duties and services incident to such position, and such other duties and services as may be prescribed by the Bylaws of the Company or established by the Chairman of the Board of Directors or Chief Executive Officer of the Company, or its parent corporation from time to time. During his employment hereunder, Employee shall devote his best efforts and attention, on a full-time basis, to the performance of the duties required of him as an employee of the Company.

         2. Principal Office. Employee's principal office and normal place of work shall be at the Company's principal executive offices in Nashville, Tennessee ("Principal Office").

         3.       Compensation.

                  (a). As compensation for services rendered by Employee hereunder, Employee shall receive:

                           (1)      Salary. An annual salary of $312,934.00, or
such higher salary as shall be approved by the Board of Directors of the Company, which salary shall be payable in arrears in equal monthly installments, plus insurance and other benefits equivalent to the benefits provided other officers and key employees of the Company.

                           (2)      Bonus. Bonus compensation to be determined
in accordance with the terms and conditions established from time-to-time by the Board of Directors of the Company.

                           (3)      Fringe Benefits. Employee shall be entitled
during the term of this Agreement to such other benefits of employment with Employer as are now or may hereafter be in effect for senior executives of Employer with duties comparable to Employee including, without limitation, all bonus, incentive and deferred compensation, pension, life and other insurance, disability (insured and uninsured), medical and dental and other benefit plans or programs, paid time off and stock option grants as approved by the Board of Directors.

                           (4)      Expenses. During the term of this Agreement,
Employer shall reimburse Employee promptly for all reasonable travel, entertainment, parking, business meeting and similar expenditures in pursuance and furtherance of Employer's business upon receipt of reasonable supporting documentation as required by Employer's policies applicable to its officers and other key employees generally.

                           (5)      Withholdings. All amounts payable to
Employee hereunder shall be subject to such deductions or withholdings as are required by law or the policies of the Employer or as may be authorized or directed by Employee.

                  (b). Benefits Review. Prior to the end of each fiscal year of the Company, the Board of Directors of the Company shall review Employee's salary and benefits payable hereunder. Any increases in salary or changes in fringe benefits determined by the Board of Directors of the Company at such annual review shall become effective the following month unless otherwise determined by the Company.

                  (c). Indemnification. This Agreement hereby incorporates and makes a part of this agreement the Indemnification Agreement dated January 31, 2001 by and between Employee and Behavioral Healthcare Corporation. The provisions and rights guaranteed under that Agreement shall survive any termination of this Agreement.

         4.       Confidential Information and Trade Secrets.

                  (a). Trade Secrets. Employee recognizes that Employee's position with the Company requires considerable responsibility and trust, and, in reliance on Employee's loyalty, the Company may entrust Employee with highly sensitive confidential, restricted and proprietary information involving Trade Secrets and Confidential Information. For purposes of this Agreement, a "Trade Secret" is any scientific or technical information, design, process, procedure, formula or improvement that is valuable and not generally known to competitors of the Company. "Confidential Information" is any data or information, other than Trade Secrets, that is important, competitively sensitive, and not generally known by the public, including, but not limited to, the Company's business plan, acquisition targets, training manuals, product development plans, pricing procedures, market strategies, internal performance statistics, financial data, confidential personnel information concerning employees of the Company, supplier data, operational or administrative plans, policy manuals, and terms and conditions of contracts and agreements. The terms "Trade Secret" and "Confidential Information" shall not apply to information which is (i) made available to the general public without restriction by the Company, (ii) obtained from a third party by Employee in the ordinary course of Employee's employment by the Company, or (iii) required to be disclosed by Employee pursuant to subpoena or other lawful process, provided that Employee notifies the Company in a timely manner to allow the Company to appear to protect its interests.

                  (b). Non-disclosure. Except as required to perform Employee's duties hereunder, Employee will not use or disclose any Trade Secrets or Confidential Information of the Company during employment, or at any time after termination of employment and prior to such time as they cease to be Trade Secrets or Confidential Information through no act of Employee in violation of this Agreement.

                  (c). Material Surrender. Upon termination of Employee's employment with Company, Employee will surrender to the Company all files, correspondence, memoranda, notes, records, manuals or other documents or data pertaining to the Company's business or Employee's employment (including all copies thereof) however prepared and whether maintained in paper or electronic format. Employee will also leave with the Company all materials involving any Trade Secrets or Confidential Information of the Company. All such information and materials, whether or not made or developed by Employee, shall be the sole and exclusive property of the Company, and Employee hereby assigns to the Company all of Employee's right, title and interest in and to any and all of such information and materials.

         5. Covenants. Employee shall be subject to the following covenants and obligations:

                  (a). Non-competition covenant. While employed by the Company, Employee shall not compete or plan or prepare to compete with the Company regarding any line of behavioral healthcare business then operated or being developed by Company. Employee shall not compete with the Company for a period of two (2) years following the termination of his employment, within thirty (30) miles of any location where (i) the Company owned, operated or managed that line of behavioral healthcare business either on the date his employment terminates or at any time within the immediately preceding Fiscal Year or (ii) the Board had approved the commencement of that line of behavioral healthcare business and the location from which the Company would have operated that line of behavioral healthcare business prior to his termination and Employee had knowledge of said approval. This Section 5(a), however, shall not apply if Employee's employment hereunder is terminated without cause pursuant to
Section 12(a) prior to the expiration of the Agreement.

                  (b). Non-solicitation covenant. Following the termination of Employee's employment with the Company, for a period equal to the term of the non-competition covenant under Section 5(a), Employee shall not hire, directly or indirectly solicit the services of or otherwise induce or attempt to induce any Company Employee to sever his/her employment relationship with the Company. For purposes of this section "Company Employee" shall mean (i) any employee who performs or performed (on the Termination Date or within the previous six (6) months of such date) any of his/her services at the Company's Principal Office and (ii) any member of the senior management staff of any line of behavioral healthcare business owned, operated or managed by the Company. Prior to the initiation of any conduct prohibited under this Section, Employee may request that Company waive application of this Section to said conduct. Granting of such request, however, shall be at Company's sole discretion. This Section 5(a), however, shall not apply if Employee's employment hereunder is terminated without cause pursuant to Section 12(a) prior to the expiration of the Agreement.

                  (c). Scope and Duration; Severability. The Company and Employee understand and agree that the scope and duration of the covenants contained in this Section 5 are reasonable both in time and geographical area and are fairly necessary to protect the business of the Company. Except as otherwise stated herein, such covenants shall survive the termination of Employee's employment. It is further agreed that such covenants shall be regarded as divisible and shall be operative as to time and geographical area to the extent that they may be made so and, if any part of such covenants is declared invalid or unenforceable, the validity and enforceability of the remainder shall not be affected.

                  (d). Assignment. Employee agrees that the covenants contained in this Section 5 shall inure to the benefit of any successor or assign of the Company, with the same force and effect as if such covenant had been made by Employee with such successor or assign.

                  (e) Company. For purposes of this section 5, "Company" shall mean Ardent Health Services LLC, AHS Management Company, Inc., and/or Behavioral Healthcare Corporation.

         6. Program Participation. Employee represents that he is, and will for the term of this Agreement be eligible to participate in Medicare, Medicaid, CHAMPUS, Tri-Care, and other federal health programs, and Employee shall not have been sanctioned by the Health and Human services Office of the Inspector General, Cumulative Sanctions Report, or excluded by the General Services Administration, as set forth on the List of Excluded Providers [see www.dhhs.gov/progorg/oig and www.arnet.gov/epis].

         7. Specific Enforcement. Employee specifically acknowledges and agrees that the restrictions set forth in Sections 4 and 5 hereof are reasonable and necessary to protect the legitimate interests of the Company and that the Company would not have entered into this Agreement in the absence of such restrictions. Employee further acknowledges and agrees that any violation of the provisions of Section 4 and 5 hereof will result in irreparable injury to the Company, that the remedy at law for any violation or threatened violation of such Sections will be inadequate and that in the event of any such breach, the Company, in addition to any other remedies or damages available to it at law or in equity, shall be entitled to temporary injunctive relief before trial from any court of competent jurisdiction as a matter of course and to permanent injunctive relief without the necessity of proving actual damages. The Company shall also have available all remedies provided under state and federal statutes, rules and regulations as well as any and all other remedies as may otherwise be contractually or equitably available. In addition to any other remedy herein granted or available to Company, either at law or in equity, Employee shall forfeit and forever release any claim or right Employee may have to any benefits remaining under this Agreement from the date Employee breached section 5 of this Agreement.

         8. Term. This Agreement shall continue from the date first written above until December 31, 2003 ("Initial Term"), unless sooner terminated in the manner set forth herein; provided, however, that following the Initial Term this Agreement shall automatically renew at the end of the Initial Term for additional terms of one (1) year unless either party gives notice of termination to the other not later than thirty (30) days prior to any annual anniversary of this Agreement (a "Notice of Non-renewal"). The date upon which this Agreement and Employee's employment hereunder shall terminate, whether pursuant to the terms of this Section or pursuant to any other provision of this Agreement shall hereafter be referred to as the "Termination Date." Following the Termination Date resulting from a Notice of Non-renewal, the Company shall have no further obligation to Employee and Employee shall have no further rights or obligations hereunder except that the Company shall be obligated to pay Employee, as severance compensation, the salary and benefits set forth in Sections 13(b) &
(c) of this Agreement. Employee's obligations under Sections 4 and 5 hereof shall survive the termination of this Agreement pursuant to a Notice of Non-renewal by either party.

         9. Termination Upon Death of the Employee. In the event the Employee dies during the term of this Agreement, this Agreement shall immediately terminate and neither the Employee nor the Company shall have any further obligations hereunder, except that the Company shall continue to pay Employee's estate his salary and benefits, in effect immediately prior to the Termination Date, set forth in Section 3(a) of this Agreement, for the remaining term of this Agreement. In addition, in either case, any vested options or other contractual rights to purchase securities of the Company held by Employee on the Termination Date shall remain exercisable for a period of one hundred eighty
(180) days following the Termination Date.

         10. Termination by Employee For Cause. Employee may terminate this Agreement thirty (30) days after delivery to Ardent Health Services LLC Board of Directors of written notice of his intent to terminate the Agreement, which notice alleges the occurrence of: (a) a material diminution in the Employee's office, duties or responsibilities, or (b) a material breach by the Company of this Agreement. Notwithstanding the foregoing, however, the Employee shall not have the ability to terminate this Agreement if the facts alleged in such written notice have been cured prior to the expiration of such thirty (30) day notice period. At the Termination Date, the Company shall have no further obligation to Employee and Employee shall have no further rights or obligations hereunder, except as set forth in Section 4 above, and except for the Company's obligation to continue to pay Employee unpaid salary, bonus or unreimbursed expenses that have accrued but have not been paid as of the Termination Date.

         11. Termination by the Company for Cause. The Company shall have the right at any time to terminate Employee's employment immediately for cause. The term "Cause" shall mean (i) Employee's willful refusal to perform the reasonable duties of Employee's office delegated under section 1 of this Agreement (ii) Employee's conviction of any crime punishable as a felony or involving moral turpitude or fraud, or (iii) Employee's change in status under
Section 6 of this Agreement. Employee's obligations under Sections 4 and 5 hereof shall survive the termination of the Agreement pursuant to this Section
11. In the event Employee's employment hereunder is terminated in accordance with this Section, the Company shall have no further obligation to make any payments to Employee hereunder except for compensation, unpaid salary, bonus or unreimbursed expenses that have accrued but have not been paid as of the Termination Date.

         12.      Termination Without Cause.

                  (a) In the event that Employee is terminated by the Company without cause during the term hereof (which shall not include a termination pursuant to Sections 9, 10, 11, 13 or 14), the Company shall: (a) pay Employee all bonuses and unreimbursed expenses owed to Employee that have accrued but have not been paid as of the Termination Date; and (b) pay to Employee, as severance compensation, the salary and benefits set forth in Sections 13(b) & (c) of this Agreement. In addition, any vested options or other contractual rights to purchase securities of the Company held by Employee on the Termination Date shall remain exercisable for a period of one hundred and eighty
(180) days following the Termination Date.

                  (b) In the event that Employee terminates his employment with the Company without cause during the term hereof (which shall not include a termination pursuant to Sections 9, 10, 11, 13 or 14), the Company shall only be obligated to pay Employee any salary and unreimbursed expenses owed to Employee that have accrued but have not been paid as of the Termination Date.

                  (c) Employee's obligations under Sections 4 and 5 hereof shall survive the termination of this Agreement pursuant to this Section 12(b).

         13. Termination Upon a Change in Control. Employee shall have the unilateral right, to be exercised or not in his sole discretion, to terminate this Agreement under this Section 13 within one hundred eighty (180) days after a Change in Control (as such term is hereinafter defined). Notwithstanding any statement contained in this Agreement to the contrary (other than in section
11), in the event of Employee's termination of employment for any reason within one hundred eighty (180) days following a Change in Control, Employee shall be entitled to the compensation and benefits described in Section 13(b).

                  (a) For purposes of this Agreement, a Change in Control means the occurrence of any of the following events, provided that references to the Company in this section 13(a) shall be treated as a reference to AHS Management Company, Inc., Ardent Health Services LLC or Behavioral Healthcare
Corporation:

                           (1)      An acquisition (other than directly from the
Company) of any voting securities of the Company (the "Voting Securities") by any "Person" (as that term is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of the combined voting power of the Company's then outstanding voting Securities; provided, however, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a Non-Control Acquisition shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (1) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company, or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a "Subsidiary"), (2) the Company or its Subsidiaries, or (3) any person in connection with a Non-Control Transaction (as hereinafter defined);

                           (2)      The individuals who, as of the date of this
Agreement, are members of the Company's Board of Directors (the "Incumbent Board"), cease for any reason to constitute at least a majority of the members of the Company's Board of Directors; provided, however, that if the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Company's Board of Directors (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

                           (3)      Approval by stockholders of the Company of:

         (i) A merger, consolidation or reorganization involving the Company, unless such merger, consolidation or reorganization is a Non-Control Transaction. A "Non-Control Transaction" shall mean a merger, consolidation or reorganization of the Company where:

                  a) the stockholders of the Company, immediately before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, more than fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their own ownership of the Voting Securities immediately before such merger, consolidation or reorganization; and

                  b) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least a majority of the members of the board of directors of the Surviving Corporation, or a corporation beneficially directly or indirectly owning a majority of the Voting Securities of the Surviving Corporation;

         (ii)     A complete liquidation or dissolution of the Company; or

         (iii) An agreement for the sale or other disposition of all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

                  (b) Severance Amount. Employee shall receive a total amount of compensation as severance benefits under this Section 13 of nine hundred seventeen thousand eight hundred dollars ($917,800.00). Employee shall also be entitled to receive reasonable attorney's fees and costs incurred in making a successful claim for compensation and benefits hereunder, including all costs of arbitration, mediation, or litigation.

                  (c) Schedule of Payments. The Company will make cash payments due under this Section 13 in the manner described below following Employee's termination of employment. All other amounts and allowances will be provided or promptly paid upon submission of receipts or other evidence of expenses eligible for reimbursement.

                           (1)      All cash and benefits will be paid over
twenty-four (24) months, beginning on the first day of the month following termination of employment.

                           (2)      In the event of the death of Employee prior
to the payment of all cash due hereunder, all remaining payments may, at the Company's sole discretion, be made in a single sum to the surviving spouse of Employee. If Employee is not married at the time of death, such cash payments may be made to Employee's estate.

         14.      Disability of Employee.

                  (a) In the event Employee becomes disabled during the term of this Agreement, the Company will continue to pay the Employee according to the compensation provisions of this Agreement during the period of his disability, until such time as Employee's long term disability insurance benefits become available. However, in the event the Employee is disabled for more than six continuous months, the Company may terminate the employment of the Employee. In this case, the compensation provided for under this Agreement will cease, except for earned but unpaid Base Salary and Incentive Compensation Awards that would be payable on a pro-rated basis for the year in which the disability occurred.

                  (b) During the period the Employee is receiving payments of either regular compensation or disability insurance described in this Agreement and as long as he is physically and mentally able to do so, the Employee will furnish information and assistance to the Company and from time to time will make himself available to the Company to undertake assignments consistent with his prior position with the Company and his physical and mental health. If the Company fails to make a payment or provide a benefit required as part of the Agreement, the Employee's obligation to fulfill information and assistance will end.

         The term "Disability" shall mean the inability of Employee to perform the duties of his employment due to physical or emotional incapacity or illness (including, without limitation, alcohol or chemical dependency), where such inability has continued or is expected to continue for more than 180 days in any one (1) year period. In the event of a dispute, the determination of Disability shall be made as follows: the Company and the Employee (or his executor or personal representative, as the case may be) shall each appoint a physician competent in the field of medicine to which such incapacity or illness relates, and two physicians so selected shall select a third physician who shall be similarly competent. The decision of a majority of such physicians as to the Disability of Employee shall be binding on the parties hereto.

         15.      Assignment.

                  (a) The rights and benefits of Employee under this Agreement, other than accrued and unpaid amounts due under Section 3(a) hereof, are personal to him and shall not be assignable. Discharge of Employee's undertakings in Section 4 hereof shall be an obligation of Employee's executors, administrators, or other legal representatives or heirs.

                  (b) This Agreement may not be assigned by the Company except to an affiliate of the Company, provided, however, that if the Company shall merge or effect a share exchange with or into, or sell or otherwise transfer substantially all its assets to, another corporation, the Company may assign its rights hereunder to that corporation.

         16. Notices. Any notice or other communications under this Agreement shall be in writing, signed by the party making same, and shall be delivered personally or sent by certified or registered mail, postage prepaid, addressed as follows: '

         If to Employee:            Vernon S. Westrich
                                    5358 Granny White Pike
                                    Brentwood, TN 37027

         If to the Company:         AHS Management Company, Inc.
                                    Attention: General Counsel
                                    102 Woodmont Blvd. - Suite 500
                                    Nashville, Tennessee 37205

or to such other address as may hereafter be designated by either party hereto. All such notices shall be deemed given on the date personally delivered or mailed.

         17. Governing Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Tennessee, without giving effect to the choice of law provisions of such State.

         18. Arbitration. Any dispute among the parties hereto shall be settled by arbitration in Nashville, Tennessee, in accordance with the then applicable rules of the American Arbitration Association and judgment upon the award rendered may be entered in any court having jurisdiction thereof. The arbitrator shall award all costs, legal expenses and fees to the successful party.

         19. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid, but if any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability for any such provisions in every other respect and of the remaining provisions of this Agreement shall not be in any way impaired.

         20. Modification. No waiver of modification of this Agreement or of any covenant, condition, or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged therewith and no evidence of any waiver or modification shall be offered or received in evidence of any proceeding, arbitration or litigation between the parties hereunder, unless such waiver or modification is in writing, duly executed as aforesaid and the parties further agree that the provisions of this section may not be waived except as herein set forth.

         21. Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter contained herein. There are no restrictions, promises, covenants or undertakings, other than those expressly set forth herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter and specifically replaces that certain Employment Agreement by and between Vernon S. Westrich and Behavioral Healthcare Corporation. This Agreement may not be changed except by a writing executed by the parties.

         22. Employer Policies, Regulations and Guidelines for Employee. Employer may issue policies, rules, regulations, guidelines, procedures or other informational material, whether in the form of handbooks, memoranda, or otherwise, relating to its employees. These materials are general guidelines for Employee's information and shall not be construed to alter, modify or amend this Agreement for any purpose whatsoever.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement on the day and year first above written.

                                             AHS MANAGEMENT COMPANY, INC.

                                             By: /s/ David T. Vandewater
                                                 -------------------------------

                                             Title: CEO

                                             EMPLOYEE

                                             /s/ Vernon S. Westrich
                                             -----------------------------------
                                             Vernon S. Westrich